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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in Post-Effective Amendment No. 15 under the Securities Act of 1933 and Amendment No. 33 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 333-71469 and 811-07384) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Institutional Funds and to the incorporation by reference therein of our report dated May 1, 2002 (except Note F, as to which the date is May 17, 2002), with respect to the financial statements and financial highlights included in its Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.



Los Angeles, California
May 15, 2003
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                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 9, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of the Nicholas-Applegate Institutional Funds which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP


Los Angeles, California
May 28, 2003